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To:      Dave Alcala

From:    Michael Burstein

Date:    January 5, 2000

Re:      Obligations Met

This memo is to confirm that by accepting and depositing the enclosed check, David Alcala hereby agrees that EXE Technologies, Inc. has met all of its financial obligations and commitments to Mr. Alcala from the date of employment through December 31, 1999.

EXE also hereby confirms that Mr. Alcala does not have any outstanding obligations to EXE for the same period.

Dave, please sign in the space provided below and return one copy to me for our files.

By: /s/ David Alcala                         By: /s/ Michael Burstein
    ------------------------------               ------------------------------
      David Alcala                                 Michael Burstein
                                                   Chief Financial Officer

*Signed subject to pending life insurance policy to be issued. All base compensation, commission, and bonus issues have been met through 12/31/99.

DEA 1/7/2000